Exhibit 99.39

MBNA MASTER CREDIT CARD TRUST II

SERIES 1998-J

KEY PERFORMANCE FACTORS
November 30, 1998



Expected B Maturity 9/15/03


Blended Coupon 5.3496%


Excess Protection Level
3 Month Average   4.26%
November, 1998   4.26%
October, 1998  N/A
September, 1998  N/A


Cash Yield18.69%


Investor Charge Offs 4.75%


Base Rate 9.69%


Over 35 Day Delinquency 5.37%


Seller's Interest 9.39%


Total Payment Rate13.51%


Total Principal Balance$40,339,382,471.40


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$3,787,462,952.91

For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.69% (32/360) was used. The Base Rate was calculated using a 32 day monthly period, 10/29/98-11/30/98.